UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 6, 2021
TEGNA INC.
(Exact name of registrant as specified in its charter)

Delaware			1-6961	16-0442930
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 2000,	Tysons,	Virginia		22102-5151
(Address of principal executive offices)				(Zip Code)

(703)	873-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
____________________________________________________________________________________________________________

Item 2.02. Results of Operations and Financial Condition.

On January 6, 2021, TEGNA Inc. (the “Company”) issued a press release announcing preliminary results for the fourth quarter and year ended December 31, 2020 and guidance for the full year ending December 31, 2021. A copy of the press release is furnished with this report as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On January 6, 2021, the Company also announced that its board of directors has authorized the renewal of the Company’s share repurchase program for up to $300 million of its common stock pursuant to market conditions over the next three years. The timing and amount of any share repurchases will depend on the Company’s evaluation of market conditions, price and other factors, including applicable legal requirements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of TEGNA Inc., dated January 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA Inc.

Date: January 6, 2021	By:	/s/ Clifton A. McClelland III
Clifton A. McClelland III
Senior Vice President and Controller